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                                                                  Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-03901) pertaining to the PNC Retirement Savings Plan and in the related Prospectus of our report dated November 7, 1997 with respect to the financial statements and schedules of the PNC Retirement Savings Plan, all of which are included in this Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 1996.

                                                       /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
December 12, 1997




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